UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2009

DIVERSIFIED RESTAURANT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53577	20-5621294
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21751 W. Eleven Mile Road Suite 208 Southfield, MI	48076
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 223-9160

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On Tuesday, October 20, 2009, two wholly-owned subsidiaries of Diversified Restaurant Holdings, Inc. (the “Company”), each entered into a Buffalo Wild Wings Franchise Agreement for the purpose of operating a Buffalo Wild Wings restaurant (each a “Franchise Agreement”). The first Franchise Agreement was entered into by AMC Marquette, Inc., for a restaurant to be located at 2942 US Highway 41 West, Marquette, MI 49855. The second Franchise Agreement was entered into by AMC Chesterfield, Inc., for a restaurant to be located at 51364 Gratiot Avenue, Chesterfield Township, MI 48051. Each Franchise Agreement was guaranteed by the Company, Inc. and T. Michael Ansley, who is President, CEO, Chairman of the Board of Directors, and a principal shareholder of the Company.

In each Franchise Agreement, the Franchisor is:

Buffalo Wild Wings International, Inc.
5500 Wayzata Blvd., Suite 1600
Minneapolis, MN 55416

The term of each Franchise Agreement is 20 years plus two optional renewal terms (the first renewal term is for 10 years and the second renewal term is for 5 years).

The franchise fees associated with each Franchise Agreement consist of an initial franchise fee of $10,000 payable at execution of the agreement, plus an ongoing royalty fee that is measured as a percentage of gross sales payable weekly. The royalty fee is fixed at 5% for the first half of the initial term and may not be increased by more than 1/2% during the second half of the initial term. Royalty fees during any renewal term will be set by agreement of the parties. Each Franchise Agreement also contains an advertising fee of 3% of gross sales payable weekly. Buffalo Wild Wings International may increase the advertising fee upon 60 days prior notice. However, the advertising fee may not be raised more than 1/2% during any given year and may not exceed 4% during the initial term.

The Marquette and Chesterfield franchises will be the 11th and 12th restaurants to open under the terms of a 32 restaurant area development agreement between Diversified Restaurant Holdings, Inc. and Buffalo Wild Wings International, Inc.

Item 2.03  Creation of a Direct Financial Obligation or An Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The information required by this item 2.03 is set forth in item 1.01 above, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) The following exhibits are included with this Report.

Exhibit 10.1	Buffalo Wild Wings Franchise Agreement dated October 20, 2009 by and between Buffalo Wild Wings International, Inc. and AMC Marquette, Inc.

Exhibit 10.2	Buffalo Wild Wings Franchise Agreement dated October 20, 2009 by and between Buffalo Wild Wings International, Inc. and AMC Chesterfield, Inc.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.
Dated: October 26, 2009	By:	/s/ T. Michael Ansley

	Name:	T. Michael Ansley
	Title:	President